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                                                                   EXHIBIT 10.44

                              DATED 12th MAY, 1993


          (1)  SYLVANIA LIGHTING INTERNATIONAL B.V.

          (2)  N. SCOULAR




          ---------------------------------------------------------

                                   EXECUTIVE
                              DIRECTOR'S CONTRACT

          ---------------------------------------------------------
               Draft 4: 2/3/93


                              Clifford Chance
                              200 Aldersgate Street
                              London
                              EC1A 4JJ

                              Tel: 071 600 1000
                              Fax: 071 600 5555
                              Ref: JZB/SHJ/C0791/04327

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This Agreement is made on 12th May, 1993.

BETWEEN:

1) SYLVANIA LIGHTING INTERNATIONAL B.V., a private limited liability company (beslotenvennootschap met beperkte aansprakelijkheld) incorporated under the laws of the Netherlands and established in Amsterdam, the Netherlands whose registered office situated at Apollolaan 171, 1077 AS, Amsterdam, PO Box 7301, 10007 JH Amsterdam (the "Company"); and

2) NORMAN SCOULAR of Ash Green, Ladythorn Crescent, Bramhall, Cheshire SK7 2HB (the "Director").

WHEREAS the Company has invited the Director to serve the Company as an executive director with effect form the Completion Date (the "Effective Date") on the terms and conditions described in this Agreement and the Director had agreed to do so.

IT IS HEREBY AGREED AS FOLLOWS

1.   INTERPRETATION

1.1. In this Agreement:

     "Articles" means the new articles of association of the Company in the agreed form to be adopted by the Company immediately prior to the Completion Date;

     "associated company" means a subsidiary and any other company which is for the time being a holding company (as defined by the Companies Act 1985) of the Company or another subsidiary of any such holding company;

     "Board" means the Board of Management ("bestuur") for the time being of the Company;

     "Completion Date" has the meaning given in the Subscription and Shareholders Agreement;

     "Group" means all or any of the Company and its subsidiaries and associated companies from time to time;

     "Subscription and Shareholders Agreement" means the agreement of even date herewith between Citicorp Capital Investors Europe Limited and Other relating to a subscription for shares in the capital of the Company;


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     "Service Agreement" means the agreement to be entered into on even date herewith between Sylvania Lighting S.A. (1) and the Director (2) relating to the appointment of the Director as Chief Financial Officer of the Group;

     "subsidiary" means subsidiary (as defined by the Companies Act 1985) for the time being of the Company;

1.2. The headings in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

2.   APPOINTMENT AND EFFECTIVE DATE
     This Agreement shall take effect on the Effective Date.

3.   TERM
     The appointment of the Director shall commence on the Effective Date and shall continue thereafter unless and until terminated automatically, upon the termination of the Service Agreement.

4.   REMUNERATION

4.1. The Director shall be entitled, by way of director's fees in respect of his appointment under this Agreement, to a sum of pound sterling 10,000 per annum (the "Fee"). The Fee, subject to any deductions required by law, shall be paid at monthly intervals on the last day of each month in arrears to a bank account notified in writing by the Director to the Company. The Fee shall be revised by the Board from time to time.

5.   TERMINATION
     Upon the termination by whatever means of this Agreement the Director shall at the request of the Company immediately following such termination resign from office as a director of the Company and from such offices held by him in associated companies as may be so requested and in the event of his failure so to do the Company is hereby irrevocably authorised by the Director to appoint some person in his name and on his behalf to sign and deliver such resignation or resignations to the Company and to each of the associated companies of which the Director is at the material time a director or other officer. For the avoidance of doubt, the Director shall not be entitled to claim compensation because of his resignation as a director of the Company or any associated companies by virtue of the operation of this Clause 5.


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6    NOTICES

6.1. Any notice required or permitted to be given under this Agreement shall be given in writing delivered personally or sent by first class post pre-paid recorded delivery (air mail if overseas) or by telex to the party due to receive such notice at, in the case of the Company, its registered office from time to time and, in the case of the Director his address as set out in this Agreement (or such address as he may have notified to the Company in accordance with this Clause).

6.2. Any notice delivered personally shall be deemed to be received when delivered to the address provided in Clause 21.1 and any notice sent by pre-paid recorded delivery post shall be deemed (in the absence of evidence of earlier receipt) to be received 2 days after posting (6 days if sent air mail) and in proving the time of despatch it shall be sufficient to show that the envelope containing such notice was properly addressed, stamped and posted. A notice sent by telex shall be deemed to have been received on receipt by the sender of the correct "answerback".

7.   INDEMNITY
     The Company will at all times and in all respects indemnify and keep indemnified the Director and his heirs, executors and administrators and each of them from and against all losses, damages, liabilities, actions, claims, costs or expenses of any kind whatsoever which may be suffered, incurred or sustained by them or by any of them and which may in any way arise out of or in connection with:-

7.1. the appointment of the Director as a director of the Company or his tenure of such office; or

7.2. any act done, concurred in or omitted to be done in good faith by the Director or by any other officer, servant or agent of the Company in or about or in connection with the performance by the Director of any of his functions as a director of the Company or the performance or purported performance by any other such person of any of his functions as officer, servant or agent of the Company (as the case may be) whether or not the Director or such other person was acting in the scope of his authority, contract or employment at the time except any loss, damage, liability, action, claim, cost or expense which may result directly form the Director's own bad faith including, without limiting the generality of the foregoing, the Director's own wilful dishonesty or wilful default which dishonesty or default constitutes or results directly in a material breach of the terms of the appointment of the Director as a director of the Company of his tenure of such office.


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8.   MISCELLANEOUS

8.1. This Agreement is governed by and shall be construed in accordance with the laws of England.

8.2. This Agreement contains the entire understanding between the parties and supersedes all previous agreements and arrangements (if any) relating to the appointment of the Director as a director of the Company by the Company (which shall be deemed to have been terminated by mutual consent).


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AS WITNESS the hand of the parties or their duly authorised representatives, the day and year first before written.


SIGNED BY                MARINUS SWAANEN     )    /s/ James F. Joy
for and on behalf of          AND            )    -----------------------
SYLVANIA LIGHTING        JAMES F. JOY        )    Director
INTERNATIONAL B.V.                           )
in the presence of:-                         )    /s/ Marinus Swaanen
                                                  -----------------------
                                                  Director


Signature of Witness:    /s/ Lyda Sitbon          /s/ Petronella Kerkhoven
                                                  ------------------------
Name of Witness:         Lyda Sitbon              Petronella Kerkhoven

Address of Witness:      Gruedu Niger             76 Ch. des Mollies
                         75012 Paris              CH 1293 Bellevue

Occupation:              Secretary                          --



SIGNED by NORMAN SCOULAR                     )
in the presence of:-                         )    /s/ Norman Scoular
                                                  -----------------------


Signature of Witness:    /s/ Gordon Anderson

Name of Witness:         Gordon Anderson

Address of Witness:      4, Plymouth Drive
                         Bramhall
                         Cheshire

Occupation:              Managing Director


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